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                                                                 Exhibit 10.26


                     CARLISLE PLASTICS FUNDING CORPORATION


$35,000,000                                                     April 14, 1994



                 FOR VALUE RECEIVED, CARLISLE PLASTICS FUNDING CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to Redwood Receivables Corporation (the "Lender"), or registered assigns, the principal sum of Thirty-Five Million and no/100 DOLLARS ($35,000,000) or, if less, the unpaid principal amount of the aggregate loans ("Advances") made by the Lender to the Borrower pursuant to the Funding Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in Section 2.06 of the Funding Agreement, and to pay interest on the unpaid principal amount of this Note on each day that such unpaid principal amount is outstanding at the Daily Borrowing Rate as provided in Schedule 5 to the Funding Agreement on the dates specified in Section 2.07 of the Funding Agreement.

                 This Note is issued pursuant to the Receivables Funding and Servicing Agreement, dated as of April , 1994 (the "Funding Agreement"), between the Borrower, [Name of Parent], the Lender and General Electric Capital Corporation as agent for the Lender (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lender Secured Parties (as defined in the Funding Agreement). Capitalized terms used but not defined in this Note are used with the meanings ascribed to them in the Funding Agreement.

                 Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Funding Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the
Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.
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                 Payments of the principal of, premium, if any, and interest on this Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds by 2:00 p.m. New York City time, in the manner and at the address specified for such purpose as provided in Section 2.09 of the Funding Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

                 If any payment under this Note falls due on a day which is not a Business Day, then such due date shall be extended to the next succeeding Business Day and Interest (calculated at the Daily Borrowing Rate for each day during the period then ending) shall be payable on any principal so extended.

                 The Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

                 The holder hereof may, as provided in Section 14.02 of the Funding Agreement, sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of this Note and the indebtedness evidenced by this Note.

                 This Note is secured by the security interests granted to the Lender pursuant to Section 8.01 of the Funding Agreement. The holder of this
Note is entitled to the benefits of the Funding Agreement and may enforce the agreements of the Borrower contained in the Funding Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Funding Agreement, all in accordance with the terms of the Funding Agreement. If a Termination Event shall occur and be continuing, the unpaid balance of the principal of this Note, together with accrued interest, may be declared and become due and payable in the manner and with the effect provided in the Funding Agreement.

                 This Note is made and delivered in New York, New York and shall be governed by, and construed in accordance with, the internal laws (without application of its conflict of laws provisions) of the State of New York.





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                 IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

                                                   CARLISLE PLASTICS FUNDING
                                                            CORPORATION



                                                   By:/s/ Rajiv P. Bhatt
                                                      ---------------------
                                                      Name:  Rajiv P. Bhatt
                                                      Title:  President





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